UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On September 6, 2013 Tel Instrument Electronics Corp. (“Tel” or “Company”) announced that it has received orders totaling $1.3 million.

The Company received an order from the U.S. Army for 50 T-47N Test Sets for a total of $858,900. It is expected that these units will be shipped this calendar year. This order is part of a five year IDIQ (indefinite delivery/indefinite quantity) contract for up to 235 T-47N Test Sets. After receipt of this order, a total of 75 T-47N Test Sets could be exercised under this IDIQ contract.

The Company also received a $459,186 order from Poland, through its European distributor, for 29 T-47G Test Sets, which are scheduled to be delivered this calendar year

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*                   Press release dated September 6, 2013, “Tel-Instrument Electronics Corp Announces New Orders of $1.3 Million ”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: September 6, 2013	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer